Exhibit 99.1
HEARTWARE LIMITED
ABN 34 111 970 257

Level 57
MLC Centre
19-29 Martin Place
Sydney NSW 2000
Ph: (+61 2) 9238 2064
Fax: (+61 2) 9238 2063
www.heartware.com.au
Manager of Company Announcements
Australian Securities Exchange Limited
Level 6
20 Bridge Street
SYDNEY NSW 2000
9 May 2008
BY E-LODGEMENT
Dear Sir / Madam
Results of Annual General Meeting
In accordance with ASX Listing Rule 3.13.2 the Company is pleased to confirm that each of the resolutions put to shareholders at the Company’s Annual General Meeting (held on 9 May 2008) were passed on a show of hands.
The resolutions put to shareholders were as follows:
(a)	Resolution No. 1 – Adoption of the Remuneration Report

(b)	Resolution No. 2 – Re-election of Dr Christine Bennett as a Non-Executive Director

(c)	Resolution No. 3 – Re-election of Mr Robert Thomas as a Non-Executive Director

(d)	Resolution No. 4 – Grant of Performance Rights to Mr Douglas Godshall
The information required under Section 251AA of the Corporations Act is attached.
Yours faithfully
David McIntyre
Chief Financial Officer &
Company Secretary

HEARTWARE LIMITED
ANNUAL GENERAL MEETING – 9 MAY 2008
Disclosure of Proxy Votes
In accordance with sectio 251AA of the Corporations Act 2001, the following information is provided to the Australian Securities Exchange Limited in relation to resolutions passed by members of HeartWare Limited at its Annual General Meeting held on 9 May 2008.

Resolution Number	Resolution 1	Resolution 2	Resolution 3	Resolution 4

Decided by a show of hands (S) or poll (P)	S	S	S	S

Total number of proxy votes exercisable by proxies validly appointed	122,966,650	122,947,233	122,947,233	122,963,233

Total number of proxy votes in respect of which the appointments specified that:
• The proxy is to vote for the resolution	118,427,668	122,142,750	122,142,750	118,342,456
• The proxy is to vote against the resolution	3,802,799	18,300	18,300	3,884,594
• The proxy is to abstain on the resolution	5,000	24,417	24,417	8,417
• The proxy may vote at the proxy’s discretion	736,183	786,183	786,183	736,183

Total votes cast on a poll in favour of the resolution	N/A	N/A	N/A	N/A
Total votes cast on a poll against the resolution	N/A	N/A	N/A	N/A
Total votes cast on a poll abstaining on the resolution	N/A	N/A	N/A	N/A
Total votes exercisable by proxies which were not cast	N/A	N/A	N/A	N/A

David McIntyre
Chief Financial Officer &
Company Secretary